UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Item 1: On March 24, 2021, Blucora, Inc. (the “Company”) distributed a letter to stockholders in connection with the Company’s 2021 annual meeting of stockholders and issued a press release containing a copy of the letter. A copy of the press release can be found below.

Blucora Contrasts Expertise and Progress Under Current Board Against Ancora’s Questionable Nominees in Letter to Stockholders

Current Balanced, Diverse Board of Directors Brings Expertise Gained at Some of World’s Most Respected Companies, Further Augmented by Four New Directors Since March 2020

Ancora Nominees Lack Relevant Experience and Would Weaken the Board

DALLAS, March 24, 2021 -- Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, today mailed a letter to its stockholders presenting the current Board’s relevant experience and deep expertise. In connection with the Company’s upcoming 2021 annual meeting of stockholders, scheduled to be held on April 21, 2021, the Company urges stockholders to vote “FOR” ALL of the Company’s highly qualified director candidates using the BLUE proxy card. Blucora stockholders of record at the close of business on February 24, 2021 are eligible to vote at the annual meeting.

Under the leadership of the current Board and management team, Blucora is gaining momentum and showing measurable improvement after repositioning its two tax-focused businesses for sustainable, long-term growth. In fact, Blucora’s share price has increased 91% over the past six months through March 18, 2021, outperforming the S&P 500 by 72 percentage points.

Ancora Catalyst Institutional, LP (together with its affiliates, “Ancora”), an activist stockholder that recently accumulated approximately 3% of Blucora’s outstanding shares, has nominated Ancora’s CEO Fred DiSanto and two of his close associates and a marketing director at a New York hedge fund to fill nearly half the independent director seats on Blucora’s Board. Blucora does not believe stockholders would be well served by replacing the leading and diverse executives on the current Board with Ancora’s associates and nominees.

Blucora encourages stockholders to reelect the current Board, which has demonstrated both its capacity and commitment to act for the benefit of all stockholders by voting “FOR” ALL nominees on the BLUE proxy card.

The letter and other important information related to the Annual Meeting can be found at VoteBlucora.com.

If you are a stockholder and have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Brokers and Banks Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 388-7535

Email: BCOR@dfking.com

REMEMBER: Simply discard any white proxy card you may receive from Ancora. Blucora’s Board does not endorse any of Ancora’s nominees, and we urge you NOT to submit any vote using Ancora’s white proxy card, even as a protest vote.  Voting to “WITHHOLD” with respect to any of Ancora’s nominees on a white proxy card sent to you by Ancora is not the same as voting “FOR” the Board’s nominees on the BLUE proxy card because a vote to “WITHHOLD” with respect to any of Ancora’s nominees on its white proxy card will revoke any BLUE proxy you may have previously submitted.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2021 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $83 billion in total client assets as of December 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contacts

Investors:
Geoffrey Weinberg / Rick Grubaugh

D.F. King & Co., Inc.
(866) 388-7535

BCOR@dfking.com

Media:
Dan Gagnier / Jeffrey Mathews
Gagnier Communications
(646) 569-5897
Blucora@gagnierfc.com

2

BLUCORA

SUPPORT BLUCORA'S CONTINUED PROGRESS BY VOTING FOR ITS CURRENT BOARD MEMBERS ON THE BLUE PROXY CARD

At Blucora's 2021 annual meeting, scheduled for April 21, 2021, stockholders will make an important choice. Blucora today has a world-class, diverse and independent Board comprised of proven leaders with decades of experience in wealth management, tax, software, strategy and public company leadership. A stockholder wants to replace four of these directors with inexperienced nominees, most of whom appear to have been chosen because they are local friends and associates of the stockholder's CEO, not because they can help Blucora.

The Board has been working hard. Since early 2020, the Board and management have rebuilt the executive team, transformed the strategy and refreshed the Board itself. The Board continues to actively consider all paths for Blucora to create value for stockholders.

UNDER THE BOARD'S OVERSIGHT, BLUCORA IS EXECUTING A TAX-FOCUSED STRATEGY TO POSITION THE COMPANY FOR SUSTAINABLE LONG-TERM GROWTH AND VALUE CREATION

As a leading provider of tax preparation software and tax-focused wealth management services, Blucora addresses an enormous untapped and underserved market of consumers for whom taxes are one of life's biggest expenses, but who have traditionally not had access to effective, long-term tax planning strategies and tools. Under the leadership of the Board and management team, Blucora is gaining momentum and showing measurable improvement after repositioning its two tax-focused businesses for sustainable, long-term growth. We believe our stock price reflects the market's view of our progress.

BLUCORA'S SHARE PRICE HAS OUTPERFORMED THE S&P 500 BY 72% OVER THE PAST SIX MONTHS

100%
80%
60%
40%
20%
0%
9/18/2020
3/18/2021
91%
BLUCORA
19%
S&P 500

Ancora Catalyst Institutional, LP (together with its affiliates, "Ancora"), a stockholder that owns only ~3% of Blucora's outstanding shares, has nominated Ancora's CEO Fred DiSanto and two of his close associates and a marketing director at a New York hedge fund to fill nearly half the independent director seats on Blucora's Board. Ancora's ill-considered goal seems to be a quick sale of Blucora's valuable tax preparation business. We believe that "plan" destroys value.

Ancora made little effort to engage with Blucora or avoid a proxy contest. Instead of agreeing for him and his nominees to be interviewed by the Board – a reasonable request for any Board considering appointing new directors – Mr. DiSanto instead attempted to get Blucora's CEO to agree to a "backroom" deal that Mr. DiSanto believed the Board should or would rubberstamp. When that tactic failed, he abruptly launched a costly, self-serving proxy contest.

THE BLUCORA BOARD OF DIRECTORS

BLUCORA HAS A BALANCED, DIVERSE BOARD OF DIRECTORS, WITH EXPERTISE GAINED AT SOME OF THE WORLD'S MOST RESPECTED COMPANIES

GEORGANNE PROCTOR
Chair of the Board

Former CFO, TIAA-CREF
Director, Redwood Trust, Inc. (NYSE: RWT)
Director, Sculptor Capital Management Inc. (NYSE: SCU)

Relevant Experience:
- Wealth Management
- Audit / Finance / Risk
- Legal / Regulatory
- Public Company Board Experience
- Executive Leadership

CHRISTOPHER WALTERS

President and CEO, Blucora, Inc.
Former COO, The Weather Company

Relevant Experience:
- Wealth Management
- Tax
- Digital / Tech / Software
- Strategy / Turnaround
- Audit / Finance / Risk
- Sales / Marketing
- Legal / Regulatory
- Executive Leadership

STEVEN ALDRICH

Former Chief Product Officer, GoDaddy Inc.
Former VP of Strategy and Innovation, Intuit, Inc.
Director, XERO Limited (ASX: XRO)

Relevant Experience:
- Tax
- Digital / Tech / Software
- Sales / Marketing
- Executive Leadership
- Human Capital
- Public Company Board Experience

MARY ZAPPONE

CEO, Brace Industrial Group

Relevant Experience:
- Strategy / Turnaround
- Audit / Finance / Risk
- Executive Leadership

E. CAROL HAYLES

Director, eBay Inc. (NASDAQ: EBAY)
Director, Webster Financial Corporation (NYSE: WBS)
Former CFO, CIT Group, Inc.

Relevant Experience:
- Strategy / Turnaround
- Audit / Finance / Risk
- Legal / Regulatory
- Public Company Board Experience
- Executive Leadership

JOHN MACILWAINE

CEO, Bay1, Inc.
Former VP, General Manager, Braintree

Relevant Experience:
- Digital / Tech / Software
- Strategy / Turnaround
- Audit / Finance / Risk
- Executive Leadership
- Wealth Management

BLUCORA HAS CONTINUED TO REFRESH THE BOARD WITH RELEVANT SKILLS, ADDING FOUR NEW DIRECTORS SINCE MARCH 2020

MARK ERNST

Former Chairman, President and CEO, H&R Block

Relevant Experience:
- Wealth Management
- Tax
- Digital / Tech / Software
- Audit / Finance / Risk
- Sales / Marketing
- Legal / Regulatory
- Public Company Board Experience
- Executive Leadership
- Strategy / Turnaround

JANA SCHREUDER

Former EVP and COO, Northern Trust
Director, The Bank of N.T. Butterfield & Son Limited (NYSE: NTB)

Relevant Experience:
- Wealth Management
- Strategy / Turnaround
- Audit / Finance / Risk
- Digital / Tech / Software
- Legal / Regulatory
- Public Company Board Experience
- Human Capital
- Executive Leadership

KARTHIK RAO

Chief Operating Officer, Nielsen Global Media (NYSE: NLSN)

Relevant Experience:
- Digital / Tech / Software
- Strategy / Turnaround
- Sales / Marketing
- Human Capital
- Executive Leadership

TINA PERRY

President, OWN: Oprah Winfrey Network

Relevant Experience:
- Strategy / Turnaround
- Sales / Marketing
- Legal / Regulatory
- Human Capital
- Executive Leadership

Read More About Blucora's Directors at VoteBlucora.com

ANCORA HAS NOMINATED ITS CEO AND CLOSE ASSOCIATES

Three of Ancora's four nominees have ties to Ancora and live in roughly the same neighborhood outside of Cleveland, Ohio. We believe Blucora and its stockholders deserve a Board built on merit, experience and talent, not one based on geography or prior business relationships. Moreover, we do not believe Ancora's proposed directors have relevant experience. None, except Mr. DiSanto, has ever served on a public company board or as an executive officer of a public company. None appears to have technology or personal tax-preparation experience. As CEO of Ancora, which is a competitor to Blucora's Wealth Management Business, Mr. DiSanto appears to be conflicted and may be unable to serve on Blucora's Board.

FRED DISANTO'S RECORD OF VALUE DESTRUCTION RAISES SERIOUS CONCERNS

Though Mr. DiSanto is the only Ancora nominee with experience serving as a public company director, this experience has not worked out well for stockholders. **All four public companies where Mr. DiSanto has served as a director have significantly underperformed the market during his tenure.**

TSR DURING TENURE OF ANCORA PRINCIPALS ON PUBLIC BOARDS VS. S&P 500[1]

MEDIAN: (44%)
Riverview Bancorp 39%
ImageWare Systems 0%
The Eastern Co. (6%)
Stewart Information Svcs. (21%)
Insured Municipal Income Fund (36%)
Edgewater Technology (36%)
AirNet Systems (44%)
Regional Brands (63%)
Meade Instruments (66%)
Hill International (67%)
Alithya Group (84%)
Potbelly (100%)
Emergent Capital (163%)
(200%) (150%) (100%) (50%) 0%
Fred DiSanto
James Chadwick
Joe Boehm

[1] Based on tenure of Ancora principal. If Ancora principal still serves on the board, TSR is calculated through March 18, 2021.

ANCORA'S NOMINEES LACK RELEVANT EXPERIENCE AND WOULD WEAKEN THE BOARD, ESPECIALLY RELATIVE TO THE DIRECTORS THEY WOULD REPLACE

QUALIFICATIONS	Robert MacKinlay	Kimberly Smith Spacek	Cindy Schulze Flynn
Primary Occupation	CFO of a regional HVAC company with three locations	Head of IR and Marketing at a hedge fund	Head of Marketing and Communications at a private home mortgage company
Tax Preparation	Business tax returns of private companies	✗	✗
Wealth Management	✗	✗	✗
Public Company Board	✗	✗	✗
Software / Technology	✗	✗	✗
Capital Allocation	✗	✗	✗
Public Company M&A	✗	✗	✗
Strategy / Configuration Reviews	✗	✗	✗
Other Boards / Activities	Greater Cleveland Sports Commission Former Partner at Ancora's auditor	United States of Camo (fashion brand) Ethical Culture Fieldston School	Greater Cleveland Sports Commission Trustee of Ancora Trust

While Ancora's primary aim is to sell Blucora's tax business, three of its nominees have <u>no apparent experience</u> selling subsidiaries of public companies, running wealth management companies or allocating capital.

BLUCORA

Read More About Blucora's Directors at VoteBlucora.com

BLUCORA'S CURRENT BOARD HAS CATALYZED POSITIVE CHANGE AND IS CRITICAL TO SUSTAINING THE IMPORTANT PROGRESS UNDERWAY

Blucora stockholders currently have a Board that is overseeing a strategy to drive long-term, sustainable growth in each of the Company's businesses, while also actively exploring alternatives that may create superior value. Ancora is asking you to replace these professionals with inexperienced friends and associates of Fred DiSanto. And while three of Ancora's nominees have no experience as public company directors or executives, Mr. DiSanto does have some experience – and each time he has been involved as a public director, stockholders have lost money.

We do not believe stockholders would be well served by replacing the leading and diverse executives on our Board with Ancora's associates and nominees.

Please use the enclosed BLUE proxy card today to vote "FOR" ALL ten of Blucora's highly qualified directors. Simply follow the easy instructions to vote by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. For more information, please visit VoteBlucora.com. If you have questions, need assistance in voting your shares, or wish to change a prior vote, please contact D.F. King & Co., Inc.

D.F. KING
An AST Company

48 Wall Street, 22nd Fl. New York, NY 10005

Brokers/Banks Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 388-7535

Email: BCOR@dfking.com

Forward-Looking Statements: This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can be identified by words such as "believes," "plans," "may," "will," "would," "should," "continues" and similar terms and expressions. Actual results may differ significantly from expectations due to various risks and uncertainties including, but not limited to, those described in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2021. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Item 2: On March 24, 2021, the Company provided certain communications to its employees in connection with the Company’s 2021 annual meeting of stockholders. A copy of such communications can be found below.

March 24, 2021

Blucora team members,

I’d like to share some additional information about our upcoming annual meeting on April 21, 2021. This morning we sent out a press release and the attached letter to all stockholders. If you are a Blucora stockholder, you may also receive this material directly through your brokerage account (e.g. E*TRADE).

The ELT and I understand that this can be distracting. However, we ask that you remain focused on your goals and continue business as usual.

Regards,

Chris Walters

President and CEO

Blucora